Exhibit 5.1

NEW YORK LONDON SINGAPORE PHILADELPHIA CHICAGO WASHINGTON, DC SAN FRANCISCO SILICON VALLEY SAN DIEGO LOS ANGELES BOSTON HOUSTON DALLAS FORT WORTH AUSTIN	FIRM and AFFILIATE OFFICES	HANOI HO CHI MINH CITY SHANGHAI ATLANTA BALTIMORE WILMINGTON MIAMI BOCA RATON PITTSBURGH NORTH JERSEY LAS VEGAS CHERRY HILL LAKE TAHOE MYANMAR ALLIANCES IN MEXICO

February 14, 2025

AgEagle Aerial Systems Inc.

8201 E. 34th Street N. Suite 67226

Wichita, Kansas 67226

Re:	Exhibit 5.1 to Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to AgEagle Aerial Systems Inc., a Nevada corporation (the “Company”), with respect to certain legal matters in connection with the preparation and filing on the date hereof by the Company with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the “Securities Act”), of a registration statement on Form S-3 (the “Registration Statement”). The Registration Statement relates to the registration of 5,500,000 shares (the “Shares”) of the common stock, par value $0.001 per share (“Common Stock”), of the Company to be offered and resold from time to time by the selling stockholder named in the Registration Statement under the heading “Selling Stockholder” (the “Selling Stockholder”). You have advised us that the Shares consist of (i) 450,390 shares of Common Stock underlying the 1,000 shares of Series F Convertible Preferred Stock (the “Series F Preferred Stock”) issued and sold to the Selling Stockholder on February 7, 2025 in a private placement, (ii) 142,857 shares of Common Stock underlying the 750 shares of Series F Preferred Stock issued and sold to the Selling Stockholder on December 16, 2024 in a private placement, and (iii) 4,906,753 shares issuable upon conversion of Series F Preferred Stock issued in connection with future exercises of the Selling Stockholder’s right to acquire additional shares of Series F Preferred Stock under a Securities Purchase Agreement between the Company and the Selling Stockholder, dated June 26, 2022 (the “Securities Purchase Agreement”). The Shares may be sold from time to time as set forth in the Registration Statement, the prospectus contained therein (the “Prospectus”) and any amendments or supplements thereto. This opinion is being rendered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

Duane Morris llp
865 SOUTH Figueroa STREET, Suite 3100	Los Angeles, CA 90017-5450	PHONE: 213.689.7400	FAX: 213.689.7401

February 14, 2025

For purposes of rendering this opinion, we have examined originals or copies (certified or otherwise identified to our satisfaction) of (i) the Registration Statement, (ii) the Prospectus, (iii) the Certificate of Designation of Preferences, Rights and Limitations of the Series F Preferred Stock, (iv) the Securities Purchase Agreement, (v) the Articles of Incorporation of the Company, as amended and in effect as of the date hereof, (vi) the Company’s Bylaws, as amended and in effect as of the date hereof, and (vii) the corporate action of the Company’s Board of Directors approving the Registration Statement, and (viii) such corporate records, agreements, documents and other instruments, and such certificates or comparable documents of public officials and of officers and representatives of the Company, and have made such inquiries of such officers and representatives, as we have deemed relevant and necessary as a basis for the opinions hereinafter set forth.

In such examination, we have assumed (i) the genuineness of all signatures, (ii) the legal capacity and competency of all natural persons, (iii) the authenticity of all documents submitted to us as originals, (iv) the conformity to original documents of all documents submitted to us as facsimile, electronic, certified, conformed or other copies and the authenticity of the originals of such documents, (v) that all records and other information made available to us by the Company on which we have relied are true, accurate and complete in all material respects, (vi) that each person signing in a representative capacity (other than on behalf of the Company) any document reviewed by us had authority to sign in such capacity, (vii) that the Registration Statement, and any amendments thereto (including, as applicable, all necessary post-effective amendments thereto), will have become effective under the Securities Act and comply with all applicable laws, (viii) that all Shares will be sold in compliance with federal and state securities laws and in the manner stated in the Registration Statement or any amendment thereto (including post-effective amendments), the Prospectus and any applicable prospectus supplement, and that all applicable provisions of the securities laws of the various jurisdictions in which the Shares may be offered and sold will have been complied with, and (ix) that each certificate from governmental officials reviewed by us is accurate, complete and authentic, and all official public records are accurate and complete.

As to all questions of fact material to these opinions, we have relied solely upon the above-referenced certificates or comparable documents and have not performed or had performed any independent research or investigation of public records as to the facts set forth therein and have assumed that certificates of or other comparable documents from public officials dated prior to the date hereof remain accurate as of the date hereof.

Based on the foregoing, and subject to the limitations, assumptions and qualifications stated herein, we are of the opinion that the Shares are validly issued, fully paid and nonassessable.

February 14, 2025

The opinions expressed herein are limited to Chapter 78 of the Nevada Revised Statutes, as amended (collectively, “Applicable Laws”) No opinion is expressed as to the effect on the matters covered by this letter of the laws of (i) Nevada other than the Applicable Laws or (ii) any jurisdiction other than the State of Nevada, whether in any such case applicable directly or through the Applicable Laws. We express no opinion regarding any federal or state securities laws or regulations or as to whether, or the extent to which, the laws of any particular jurisdiction apply to the subject matter hereof. As used herein, the term “Chapter 78 of the Nevada Revised Statutes, as amended” includes the statutory provisions contained therein, all applicable provisions of the Nevada Constitution and reported judicial decisions interpreting these laws.

The Shares may be sold from time to time on a delayed or continuous basis, and the opinions expressed herein are rendered as of the date hereof and are based on existing law, which is subject to change. Where our opinions expressed herein refer to events to occur at a future date, we have assumed that there will have been no changes in the relevant law or facts between the date hereof and such future date. We do not undertake to advise you of any changes in the opinions expressed herein from matters that may hereafter arise or be brought to our attention or to revise or supplement such opinions should the present laws of any jurisdiction be changed by legislative action, judicial decision or otherwise.

Our opinions expressed herein are limited to the matters expressly stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated.

We consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement, and we consent to the reference of our name under the caption “Legal Matters” in the prospectus forming a part of the Registration Statement. In giving this consent, we do not admit that we are “experts” within the meaning of Section 11 of the Securities Act or within the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,
/s/ Duane Morris LLP